CAS MEDICAL SYSTEMS, INC.
                           21 Business Park Drive
                        Branford, Connecticut 06405




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 1996



To the Stockholders of
   CAS MEDICAL SYSTEMS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAS MEDICAL SYSTEMS, INC., a Delaware corporation (the Company), will be held on Wednesday, June 12, 1996, at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 21 Business Park Drive, Branford, Connecticut 06405, for the following purposes:
   (1)  To elect seven directors of the Company, each for a term of one year;
   (2)To ratify the selection of Arthur Andersen LLP as independent auditors for the Company's fiscal year ending December 31, 1996;
   (3)To transact such other business as may properly come before the Meeting.
   Only stockholders of record at the close of business on May 3, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

   By Order of the Board of Directors,






   Stanley D. Josephson
   Secretary

Branford, Connecticut
May 1, 1996




   If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and shareowners who are present at the meeting may withdraw their proxies and vote in person.

                         CAS MEDICAL SYSTEMS, INC.
                           21 Business Park Drive
                        Branford, Connecticut 06405


                              PROXY STATEMENT


   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of CAS Medical Systems, Inc., a Delaware corporation (the Company), of proxies for use at the Annual Meeting of Stockholders of the Company (the Annual Meeting) to be held on Wednesday, June 12, 1996, at 10:00 a.m. Eastern Daylight Time at the offices of the Company, 21 Business Park Drive, Branford, Connecticut 06405, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

   This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about May 3, 1996.

GENERAL
   All proxies duly executed and received by the persons designated as proxies therein will be voted on all matters presented at the Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of specific instructions, will be voted in favor of election to the Board of Directors of the seven (7) candidates nominated by the board and in favor of the other proposal indicated on such proxy. Management does not know of any other matter which may by brought before the Meeting, but in the event that any other matter should properly come before the Meeting or any nominee should not be available for election, the persons named as proxies will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his proxy at any time before the Meeting by written notice to such effect received by the Company at the address shown above, Attention:
Corporate Secretary, by delivering of a subsequently dated proxy, or by attending the Meeting and voting in person.

   The Common Stock is the only class of the Company's security entitled to vote, each share being entitled to one vote. The total number of shares of Common Stock outstanding as of May 3, 1996, the record date established by the Company's Board of Directors for stockholders entitled to notice of the Meeting and to vote thereat, were 9,279,479. A majority of the issued and outstanding shares of Common Stock, collectively treated as a single class, or 4,639,740 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present and voting at the Meeting is required to approve each of the matters presented.

   A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder at the Company's offices, 21 Business Park Drive, Branford, Connecticut 06405, for a period of ten days prior to the Meeting and at the Meeting itself.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

      The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of May 3, 1996:

Name and Address of
Beneficial Owner or               Amount and Nature of           Percentage
Identity of Group               Beneficial Ownership (1)          of Class

Estate of Garry Evans                 500,000                        5.3%
Weybridge, Surrey
United Kingdom

Venture Capital Associates, Ltd.      980,575                       10.5%
c/o Jay M. Haft
529 Fifth Avenue
New York, NY 10022

Haulbowline Ltd.                    1,832,000                       19.7%
c/o The Bank of Bermuda Limited
6 Front Street
PO Box HM 1020
Hamilton HMDX, Bermuda

Stock Ownership of Directors and Executive Officers

      The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of May 3, 1996 by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and the current directors and executive officers of the Company as a group:
                               Amount and Nature of              Percentage
Name                         Beneficial Ownership (1)             of Class

Louis P. Scheps                  1,333,325 (2)                      14.3%
Myron L. Cohen, Ph.D.              940,453                          10.1%
Stanley D. Josephson               167,484 (3)                       1.8%
Lawrence S. Burstein               463,563 (4)                       4.9%
Jerome Baron                     2,054,500 (5)                      22.1%
Jay M. Haft                      1,071,575 (6)                      11.5%
Saul S. Milles, M.D.                60,000 (7)                       0.6%
All officers and directors
 as a group (7 persons)          6,090,900                          65.6%

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2)  Includes options to purchase 900,000 shares.
(3)  Includes options to purchase 75,000 shares.
(4) Includes options to purchase in the aggregate 150,000 shares; 185,000 shares owned by Trinity Capital Corporation Pension Trust, of which a director is a trustee and a beneficiary; 9,375 shares owned, directly and indirectly, by a family member.
(5) Includes options to purchase 200,000 shares; also includes 1,832,000 shares owned by Haulbowline Ltd., as to which shares Mr. Baron has voting and dispositive power.
(6) Includes options to purchase 60,000 shares; also includes 980,575 shares owned by Venture Capital Associates, Ltd., a limited partnership of which the general partner is a corporation in which Mr. Haft is a controlling shareholder.
(7)  Includes options to purchase 60,000 shares.

ITEM 1 ELECTION OF DIRECTORS

     Seven Directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are duly elected and qualify. The shares represented by the proxies will be voted in favor of the election as Directors of the persons named below unless authority to do so is withheld. If any nominee is not a candidate for election at the Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

Louis P. Scheps - Director since 1990
     Mr. Scheps, 64, was appointed President and CEO of the Company in September of 1990. He had held the position of Director of Manufacturing since 1986. Prior thereto, Mr. Scheps was employed by Posi-Seal International as Vice President from 1969 to 1985. Mr. Scheps received his engineering degree from Purdue University and his business education from the GE Management Program.

Myron L. Cohen, Ph.D. - Director since 1984
     Dr. Cohen, 62, founder of the Company, has been involved in developing and marketing medical products for over 20 years. Dr. Cohen was Director of Research and Development for the Hospital Products Division of Chesebrough-Pond's Inc. from 1978 to 1983. From 1966 through 1978, Dr. Cohen was Professor of Mechanical Engineering at Stevens Institute of Technology and was co-founder and director of the Institute's Medical Engineering Laboratory.
     Dr. Cohen was awarded the Humboldt Prize by the Federal Republic of Germany for his work in biomedical engineering. He has lectured throughout the European Economic Community countries on problems in technology and medicine.

Stanley D. Josephson -  Director since 1984
     Mr. Josephson, 66, is an attorney in private practice in Branford, Connecticut. Mr. Josephson is a graduate of New York University Law School and specializes in corporate development law and international marketing. He is a member of the Board of Directors and is General Counsel to several privately held companies.

Lawrence S. Burstein - Director since 1985
     Mr. Burstein, 53, has been an officer, director and stockholder of Trinity Capital Corporation since October 1982. Mr. Burstein is a director of four other public companies, THQ, Inc., a manufacturer of video game cartridges and toys, The MNI Group, Inc., a company that markets specially formulated medical foods, U.S. Communications, Inc., a company engaged in the activation of wireless products and Trinity
Americas, Inc. Mr. Burstein is President of Trinity Americas, Inc., which is engaged in the acquisition of other companies.
Jerome S. Baron - Director since 1986
     Mr. Baron, 69, has been in the securities industry since 1944. He was a Vice President in the International Department at Loeb Rhoades & Company, a Partner at Andreson & Company, and Chairman and Chief Executive Officer of Foster Securities, Inc., which he founded in 1974. In 1977, Foster
Securities merged with Brean Murray Securities Inc. Mr. Baron manages individual portfolios, oversees compliance, and is a member of the Investment Advisory Board for BMI Capital Corp., the firm's investment management affiliate. He is a Director of USC Corporation, a public cellular telephone software company and Haulbowline Ltd., a private offshore company. He attended Kings Point Merchant Marine Academy and
Pace University.
Jay M. Haft - Director since 1991
     Mr. Haft, 60, has been engaged in the practice of law for more than ten years and is counsel to the firm of Parker Duryee Rosoff & Haft. Mr. Haft is a director of six other public companies, Viragen, Inc., a medical products company, Noise Cancellation Technologies, Inc., a company engaged in the design of noise suppression equipment, Extech, Inc., a company engaged in hotel management and other businesses, Robotic Vision Systems, Inc., a manufacturer of testing systems for semiconductor equipment, ORYX Technology, Inc., a company manufacturing and developing power controls and test products, and Nova Technology, Inc., a company engaged in the development of a hospital bed and patient transport system. He is currently acting CEO of Noise Cancellation Technologies, Inc. Mr. Haft received a B.A. and a LL.B. from Yale University.
Saul S. Milles, M.D. -  Director since 1991
     Dr. Milles, 65, is a Medical Director for Corporate Medical
Operations of the General Electric Corporation headquartered in Fairfield, Connecticut since 1984. He has been actively involved in issues related to medical screening, employing the handicapped, employee assistance program design and assessment, and the development of policies related to smoking abatement and the control of substance abuse. He has served as an advisor to the Congress of the United States, Office of Technology Assessment on screening tests and their ethical and socioeconomic implications. Dr. Milles attended Cornell University and received his M.D. degree from the University of Rochester and received specialty training in Internal medicine and Gastroenterology at Yale
Medical Center. He is also currently Clinical Associate Professor of
Medicine at Yale Medical School.

Meetings of the Board of Directors
     During the Company's fiscal year ended December 31, 1995, the Board of Directors held four meetings and acted one time by unanimous consent. A majority of the Directors were in attendance at a majority of the meetings.

Committees of the Board
        The Board has standing Compensation and Audit Review Committees.

Compensation Committee. The Compensation Committee, composed of Messrs. Burstein and Josephson, met three times during Fiscal 1995. Its functions are to review the Company's general compensation strategy; establish salaries and review benefit programs, and certain other compensation plans; and approve certain employment contracts.

Audit Review Committee. The Audit Review Committee, composed of Messrs. Burstein and Josephson, met twice during Fiscal 1995. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies regarding business ethics and conflicts of interest; and discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters.

1984 Stock Option Plan

        Under the 1984 Incentive Stock Option Plan (1984 Plan), options were granted at exercise prices which were not less than the fair market value of the shares on the date that the options were granted. Options granted under the 1984 Plan could not be exercised more than ten years after the grant and no option could be granted after December 31, 1994. Accordingly, options may no longer be granted under the 1984 Plan.

        The following tabulation shows certain information pertaining to grants, cancellations and exercises of options under the Plan during the Company's fiscal year ended December 31, 1995.
                                                                      All
                                                                  Employees
                                                        All          who
                                                      Current     participate
                                                     Executive   in the Stock
                                                    Officers as  Option Plan
                          Louis P.     Myron L.      a Group      as a Group
                           Scheps    Cohen, Ph.D.   (2 Persons)  (26 Persons)

Period: 1/1/95-12/31/95:
  Granted-
    Number of Shares            -              -             -             -
    Average Exercise
      Price per Share           -              -             -             -
  Cancelled                     -              -             -        45,000
  Exercised
    Number of Shares            -              -             -        40,000
    Net value realized
     (market value less
     exercise price)            -              -             -             -
Warrants/Options
  Outstanding at
    12/31/95               31,000              -        31,000       545,900

1994 Stock Option Plan

   In June 1994, the Board of Directors and stockholders adopted the 1994 Employees' Incentive Stock Option Plan. Pursuant to the Plan, 250,000 shares of common stock have been reserved for employee purchase. This plan is the successor to the 1984 Plan and contains provision which are similar to those of the 1984 Plan.

   Options may be granted under the Company's 1994 Employee Incentive Stock Option Plan (the Plan) which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (Incentive Stock Options).

   Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons who are full time employees (including officers and directors) of either the Company or any subsidiary. Options granted under the Plan are exercisable in two equal installments, commencing one year from the date of grant and expire between five and ten years thereafter, as determined in each instance by the Company's Board of Directors, the term of each option depending on the optionee's equity interest in the Company.

   The option price of shares of Common Stock subject to an Incentive Stock Option may not be less than fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee of an Incentive Stock Option who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date on which such option is granted.

   The following tabulation shows certain information pertaining to grants, cancellations and exercises of options under the Plan during the Company's
fiscal year ended December 31, 1995:                                  All
                                                                  Employees
                                                        All          who
                                                      Current     participate
                                                     Executive   in the Stock
                                                    Officers as  Option Plan
                          Louis P.     Myron L.      a Group      as a Group
                           Scheps    Cohen, Ph.D.   (2 Persons)  (26 Persons)

Period: 1/1/95-12/31/95:
  Granted-
    Number of Shares            -              -             -             -
    Average Exercise
      Price per Share           -              -             -             -
  Cancelled                     -              -             -             -
  Exercised
    Number of Shares            -              -             -             -
    Net value realized
     (market value less
     exercise price)            -              -             -             -
Warrants/Options
  Outstanding at
    12/31/95                    -              -             -        25,000

COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth information concerning the compensation during the last three fiscal years of the executive officers of the Company
(hereinafter referred to collectively as the named executive officers).

                             SUMMARY COMPENSATION TABLE
                                                                    Long

                                             All     Rest-          Term
All
                                           Annual   ricted          Incen-
Other
                                           Compen-  Stock            tive
Compen-
                          Salary   Bonus   sation   Awards    SARs  Payouts
sation
Principal Position  Year    ($)     ($)     ($)      ($)      (#)     ($)
($)

Louis P. Scheps     1995  175,000  40,000      0      0           0    0
1,700
  President         1994  150,000       0      0      0           0    0
1,318
  and CEO           1993  133,333  22,500      0      0     750,000    0
1,015
Myron L. Cohen      1995  165,862  10,000  5,000      0           0    0
2,695
  Executive Vice    1994  150,645       0  5,000      0           0    0
2,000
  President         1993  136,950   7,500  5,000      0           0    0
1,325

No warrants/options/SARs were granted in 1995.

       Aggregated Warrants/Option/SARs Exercised in last Fiscal Year-End and
                         FY-end Warrants/Option/SARs Values
                                                                         Value
of

Unexercised

in-the-Money
                      Shares                     Number of
Warrants/
                     Acquired                   Unexercised
Options/SARs
                        or      Value       Warrants/Options/SARs      at
FY-End ($)
                    Exercised  Realized        at FY-End (#)
Exercisable/
Name                    (#)      ($)     Exercisable   Unexercisable
Unexercisable

Louis P. Scheps          -        -       400,000          500,000            -
   President and CEO

No warrants/options were exercised by the named executive officers in 1995.

Long-Term Incentive Plan Awards in Fiscal Year Ended December 31, 1995

   No long-term incentive Plan awards were made in 1995.

Employment Contracts and Termination Benefits

   The Company has an employment agreement with Mr. Scheps which provides that he will serve as President and Chief Executive Officer of the Company through August 31, 1996 at an annual base salary of $175,000. There are no benefits payable to Mr. Scheps upon termination of the agreement. In recognition of his outstanding service to the Company and the results he obtained, in October, 1993, the Board of Directors awarded Mr. Scheps a warrant to purchase 750,000 shares at a purchase price of $.31 per share.

   During the term of his contract and continued employment thereunder, on the first, second and third anniversary of Mr. Scheps' employment contract (September 1, 1994, 1995 and 1996) the right to purchase 125,000 shares shall vest. The right to purchase the remaining 375,000 shares shall vest on August 31, 1997. Provided, however, if the Company consolidates with or merges into another corporation or other entity in a transaction in which the Company is not the surviving corporation, or receives an offer to purchase thirty percent (30 percent) or more of the issued and outstanding common stock of the Company, or if all or substantially all of the assets of the Company are sold or leased or thirty percent (30 percent) or more of the issued and outstanding common stock of the Company is purchased by any person or group of persons acting in concert, then in any of such events, the right to purchase all of said 750,000 shares shall vest immediately. The vesting of the remaining 375,000 shares is not contingent upon Mr. Scheps' employment by the Company between September 1, 1996 and August 31, 1997.

   The Company also has an employment agreement with Dr. Cohen under which he now serves as Executive Vice President of the Company. The agreement terminated on December 31, 1995. Dr. Cohen's compensation for 1995 was $165,862. On January 1, 1996, the Company extended Dr. Cohen's employment contract to December 31, 1996. There are no benefits payable to Dr. Cohen upon termination of the agreement.

Compensation of Directors

   The Company paid $250.00 to the Directors for attendance at meetings of the Board of Directors and pays no fee for serving as Directors.

RELATED TRANSACTION

   During 1995 the Company retained Stanley D. Josephson as counsel to represent it in certain legal matters. The Company paid Mr. Josephson $43,041 for his services and expenses during 1995.

ITEM 2  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Unless otherwise instructed, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection by the Company's Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1996. That firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries, nor has any member of such firm had any such connection during the past three years.

   Arthur Andersen LLP has served as the Company's independent auditor since 1985. A representative from Arthur Andersen LLP is expected to attend the Meeting and will be afforded the opportunity to make a statement or respond to appropriate questions from stockholders or both.

   The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for Fiscal 1996.

OTHER MATTERS

   As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received at the Company's offices not later than February 15, 1997, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.




   A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF SUCH REPORT, AS WELL AS COPIES OF THE COMPANY'S ANNUAL REPORT OF FORM 10-K, INCLUSIVE OF SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1995, FILED WITH THE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO STANLEY D. JOSEPHSON, CAS MEDICAL SYSTEMS, INC., 21 BUSINESS PARK DRIVE, BRANFORD, CONNECTICUT 06405.

                         CAS MEDICAL SYSTEMS, INC.

            21 Business Park Drive, Branford, Connecticut 06405
        This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Louis P. Scheps and Stanley D. Josephson as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse, all the shares of Common Stock of CAS MEDICAL SYSTEMS, INC. (the "Company") held of record by the undersigned on May 3, 1996 at the Annual Meeting of Stockholders to be held on June 12, 1996 or any adjournment thereof.

                      (To Be Signed on Reverse Side.)

     Please mark your
[X]  votes as in this
     example.

                 FOR
             all nominees    WITHHOLD
           listed at right  AUTHORITY
              (except as     to vote
             marked to the    for all
             the contrary    nominees
                below)        below

1. Election of   [  ]          [  ]        Nominees:  Louis P. Scheps
   Directors                                          Myron L. Cohen, Ph.D.
                                                      Stanley D. Josephson
(INSTRUCTION: To withhold authority to                Lawrence S. Burstein
vote for any individual nominee, strike               Jerome Baron
out such nominee's name listed at right                Jay M. Haft
and write name on the space provided below.)          Saul S. Milles, M.D.

                                          FOR     AGAINST   ABSTAIN
2. To ratify the selection of Arthur      [  ]     [  ]       [  ]
   Andersen LLP as independent audi-
   tors for the Company's fiscal year
   ending December 31, 1996.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2. Please sign exactly as name appears on the left.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)________________________________DATE_______________________
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.